                                                                     Exhibit 3.1

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-3033368
                                                             -------------------


                       THE COMMONWEALTH OF MASSACHUSETTS

Examiner                    WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

Name
Approved   We, Arthur A. Siciliano                               , *President/
               --------------------------------------------------
           and Eric G. Walters                                       , *Clerk/
               ------------------------------------------------------
           of PolyMedica Corporation                                         ,
              ---------------------------------------------------------------
                             (Exact name of corporation)

           located at 11 State Street, Woburn, MA 01801                      ,
                      -------------------------------------------------------
                      (Street address of corporation in Massachusetts)

           certify that these Articles of Amendment affecting articles numbered:

                                             3
           ---------------------------------------------------------------------
               (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

           of the Articles of Organization were duly adopted at a meeting held on November 28, 2000 by vote of:
              -----------------

           10,063,746 shares of Common Stock of 13,271,966 shares outstanding.
           ----------          ---------------  ----------
                       (type, class & series, if any)

                     shares of                 of         shares outstanding and
           ----------          ---------------  ----------
                       (type, class & series, if any)

                     shares of                 of          shares outstanding.
           ----------          ---------------  ----------
                       (type, class & series, if any)

  C  [ ]
  P  [ ]
  M  [ ]
R.A. [ ]

          2**being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:


          *Delete the inapplicable words.    **Delete the inapplicable clause.
           For amendments adopted pursuant to Chapter 156B, Section 70.
           For amendments adopted pursuant to Chapter 156B, Section 71.
          Note: If the space provided under any articles or item on this form is insufficient, additions shall be set forth on one side only of separate 8-1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet
P.C.      so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:


    WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
    ------------------------         -----------------------------------------
    TYPE     NUMBER OF SHARES        TYPE      NUMBER OF SHARES      PAR VALUE
    ----     ----------------        ----      ----------------      ---------

Common:                           Common:          20,000,000           $.01
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Preferred:                        Preferred:        3,112,164           $.01
------------------------------------------------------------------------------

------------------------------------------------------------------------------



Change the total authorized to:

    WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS
    ------------------------         -----------------------------------------
    TYPE     NUMBER OF SHARES        TYPE      NUMBER OF SHARES      PAR VALUE
    ----     ----------------        ----      ----------------      ---------

Common:                           Common:          50,000,000           $.01
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Preferred:                        Preferred:        3,112,164           $.01
------------------------------------------------------------------------------

------------------------------------------------------------------------------

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:
                     ---------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 29th day of November, 2000
                                            ----        --------

/s/ Arthur A. Siciliano                        , *President/
-----------------------------------------------
    Arthur A. Siciliano

/s/ Eric G. Walters                            , *Clerk/
-----------------------------------------------
    Eric G. Walters
*Delete the inapplicable words.

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                    (GENERAL LAWS, CHAPTER 156B, SECTION 72)

                        ================================


     I hereby approve the within Articles of Amendment and, the filing fee in the amount of $ __________ having been paid, said articles are deemed to have been filed with me this _____ day of _____________ 19__.


     Effective date: ____________________________________________






                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth





                         TO BE FILLED IN BY CORPORATION
                         PHOTOCOPY OF DOCUMENT TO BE SENT TO:

                         Jennifer B. Black, Esq.
                         -----------------------------------
                         Hale and Dorr LLP
                         60 State Street
                         -----------------------------------
                         Boston, MA 02109
                         -----------------------------------
             Telephone:  (617) 526-6000
                         -----------------------------------